ASSET ACQUISITION AGREEMENT

This ASSET ACQUISITION AGREEMENT (this “Agreement”), effective as of September 4, 2012 is entered into by and among Claridge Ventures Inc., a Nevada corporation (the “Purchaser”), and GPB International, LLC , (“GPB” or the "Seller"), an Arizona limited liability corporation. Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Seller is and is hereby selling to Purchaser various assets related to the formulation, sales, marketing and distribution of that certain product known as B100%® including but not limited to patents, trademarks, know-how, trade secrets, supply lists and other assets and intellectual property of any kind, relating directly or indirectly to the manufacturing, sales and distribution of B100%®, which is a unique formulation and packaging for an electrolyte and vitamin enriched drinking water, held or otherwise owned by GPB, in any capacity (any right, title or interest in the foregoing as the same relates to B100%®, either held, or otherwise owned, by GPB shall be referred to hereinafter as the “Business”);

WHEREAS, Seller developed the formula, packaging and other assets known as the Business as principal;

WHEREAS, as of the date hereof GPB has not commenced any business related to the sales, marketing or distribution of B100%®;

WHEREAS, the parties hereto wish to provide for the terms and conditions upon which the Purchaser will acquire all of the property, assets, and world-wide rights of the Seller relating in any way to the operations, manufacture, distribution, marketing or selling of B100%®;

WHEREAS, Seller acknowledges that any and all rights, title and/or privilege, are being forever discharged, sold and transferred to Purchaser;

WHEREAS, prior to Closing, Seller’s management shall enter into certain Non-Competition/Termination of Rights Agreements relating to the continued operation of the Business, and shall assume certain management and board positions with the Purchaser;

WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase the Business from Seller for an aggregate purchase price of US$500,000 (to be provided as to US$100,000 in cash, and the balance allocated to the value of equity to be issued to Seller by Purchaser on closing.  Said equity is to be common shares of Purchaser and shall be an amount equal to 60% of the equity of Purchaser at time of closing) pursuant to the terms and conditions set forth in this Agreement;

WHEREAS, as a condition of Closing Purchaser shall complete a financing as to provide a total of US$1,500,000 as working capital for the acquisition and ongoing business of B100%.  Said financing to commence upon Purchaser receiving its DTC registration from FINRA (the “Effective Date”), and shall be completed within 60 days of that date; and,

WHEREAS, the foregoing recitals are true and accurate and express the intentions of the Parties hereto and are hereby incorporated by this reference into this Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, representations, warranties, and agreements contained herein, and intending to be legally bound, the Seller and the Purchaser agree as follows:

0 | Page

ARTICLE I

SALE AND PURCHASE OF ASSETS

Section 1.01

Assets to be Purchased

. Upon satisfaction of all conditions to the obligations of the parties contained herein (other than such conditions as shall have been waived in accordance with the terms hereof), the Seller shall sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser shall purchase from the Seller, at the Closing (as defined in Section 2.01), all of the Seller’s world-wide right, title and interest in and to the Business, including any and all assets, properties, goodwill and any rights related thereto of the Seller used in the Business, as a going concern, of every nature, kind and description, tangible and intangible, wherever located and whether or not carried or reflected on the books and records of the Seller (hereinafter sometimes collectively called the “Assets”), as more specifically set forth in Schedule 1.01 hereto. It is expressly understood that the sale of the Assets includes the following rights:

(a)

Intellectual Property. All trademarks and trademark applications, and all patents and patent applications, as set forth in Schedule 1.01, and any trade secrets, and "know-how" held relating to B100%® by Seller or any Affiliate Entities, and all other intangible assets, in Seller’s possession or that may be reasonably acquired by Seller relating to all customer lists, vendor and supplier lists and any other proprietary information and trade secrets relating to the Business;.;

(b)

Production Standards.  Seller shall convey and transfer to Purchaser any and all

intellectual property and other intangible assets as may be necessary for Purchaser to purchase, create   and manufacture B100%® to the exact standards that B100%® has been manufactured in the past,   including any and all supplier and/or vendor information, setting forth complete and accurate information   relating to the acquisition of any and all raw materials related to the manufacturing of B100%® and any   and all notes or documents related to the purchase, creation and manufacture of B100%®, including   "know-how" and trade secrets;

(c)

World-Wide Right of exclusive distribution. Purchaser shall have the Seller’s interest in the sole and exclusive world-wide right to distribute and sell, or to enter into various agreement with third parties to distribute and sell, B100%® with the terms and conditions of any such agreements being determined by the Purchaser at its sole discretion;

(d)

Promotional Rights. All marketing or promotional designs, brochures, advertisements, concepts, literature, books, media rights, rights against any other Person in respect of any of the foregoing and all other promotional properties, in each case primarily used, useful, developed or acquired by the Seller for use in connection with the ownership and operation of the Business in the seller’s possession;

(e)

Books and Records. All papers, documents,

computerized databases and records of Seller related to the Purchased Assets, including without limitation all, sales records, marketing records, purchase records, accounting and financial records, maintenance and production records, vendor lists and information. The foregoing shall specifically include any and all documents, reports, financial information and audits pertaining to B100%®, or electronic or video graphic records, including website materials, relating to the evaluation, production and distribution of B100%® and held by any company controlled by Seller in the Sellers possession.

Section 1.02

Assumed Obligations. Except as expressly set forth in this Section 1.02, the Purchaser shall have no responsibility for any of the Seller’s obligations (including contracts, leases, product warranties, purchase orders and liabilities of any type, kind or nature), whether fixed, accrued, contingent or otherwise, and whether arising in contract, in tort, by violation of law, by operation of law, or otherwise, and all such obligations shall remain with the Seller and are herein referred to as the “Excluded Obligations.” The Excluded Obligation shall include the debt for which any of the above Assets provide security, with the security to be cancelled at the same time as the Assets themselves are transferred to the Purchaser, so that the assets are received free and clear by the Purchaser.

Section 1.03

Consideration.  Within ten (10) days of the Effective Date, Purchaser shall pay an aggregate of one hundred  thousand (U.S.$100,000) United States dollars to Seller for the Assets (the "Purchase Funds").  In addition, at Closing the Seller shall be issued such common shares in Purchaser (specifically Claridge Ventures Inc.), as to represent 60% of the issued and outstanding share capital of the Purchaser at time of closing.

Section 1.04

Allocation of Purchase Price.  At or prior to the Closing, the Purchaser and the Seller shall execute a written instrument in the form of Exhibit B setting forth by asset category and amount the mutually agreed allocation of the consideration being paid by the Purchaser for the Purchased Assets.

Section 1.05    Further Conditions of Closing.    At or prior to Closing, Purchaser shall have completed a financing for working capital purposes and to facilitate the payment contemplated in section 1.03 of this Agreement to a total of USD$1,500,000.  Funding may take place in stages over the course of 60 days following the Effective Date of this Agreement, and both parties agree that funds shall be expended by Purchaser on the acquisition and advancement of the B100% business as they are available after the Effective Date of this Agreement and prior to Closing.

ARTICLE II

CLOSING; DOCUMENTS OF CONVEYANCE

Section 2.01

Closing.

 Subject to the satisfaction of the conditions set forth in Article III, Article VII and Article VIII, the purchase and sale contemplated hereby shall be consummated at a closing (referred to herein as the “Closing”) to be held at the offices of Purchaser on or before the 60th day after the Effective Date of this agreement (the “Closing Date”), provided that, if agreed amongst the attorneys for the Seller and Purchaser, the purchase and sale contemplated hereby shall be consummated at a closing by way of attorney undertakings. The purchase and sale shall be deemed effective for all purposes as of the close of business on the Closing Date.

Section 2.02

Actions to be Taken at the Closing. At the Closing, the Parties will take the following actions and deliver the following documents:

(a)

Seller will execute and deliver to Purchaser a Bill of Sale and Assignment Agreement in substantially the form attached hereto as Exhibit C, together with such other instruments of conveyance and evidence of the transfer of title to the Purchased Assets from Seller to Purchaser as Purchaser may reasonably request.

(b)

Purchaser, or Purchasers agent, will deliver to Seller a certified check or bank draft representing the Purchase Funds.

(c)

Purchaser shall issue to Seller a number of shares equal to 60% of its common equity

(c)

Purchaser and Seller will each deliver to the others (to the extent applicable), all consents and approvals (including, without limitation, resolutions and incumbency certificates of the directors and officers of each, and necessary minutes or resolutions of the stockholders of each) required for each party to enter into this Agreement and consummate the transactions described herein.

All instruments of conveyance shall be free of all Encumbrances except for any liens securing the Assumed Obligations and shall be in form and content reasonably acceptable to counsel for the Purchaser and the Seller.

Section 2.03

Transfer of Possession. Simultaneously with Closing, the Seller shall give the Purchaser full possession and enjoyment of the Purchased Assets.

1 | Page

ARTICLE III

DELIVERIES AND DUE DILIGENCE PRIOR TO CLOSING

Section 3.01

Seller Deliveries.  Seller shall deliver to Purchaser, within five (5) days from the date of execution hereof, any and all documentation relating to Seller's acquisition and ownership of the Business and the Assets including any documentation relating to the ownership of Affiliate Entities in the Seller’s possession.  On the Closing Date, Seller shall deliver any and all documentation relating to the Business and the Assets.  Such documentation shall include all papers, documents, computerized databases and records of Seller relating to the Business and the Assets in the Seller’s possession, including without limitation all corporate, marketing records, purchase records, accounting and financial records  and maintenance and production records, documents and information relating to the production and manufacturing, including "know-how," trade secrets, and other reasonable documents as requested by Purchaser relating to the Business or the Assets  The Seller’s Deliveries shall be treated as confidential information and if for any reason the Seller’s Deliveries are delivered to the Purchaser, but the transaction does not complete, all Sellers Deliveries will be returned to the Seller, and the Purchaser will not retain, directly or indirectly, any copies thereof.

Section 3.02

Purchaser Deliveries. Within 10 days from the date the Purchaser receives DTC registration approval for its securities (the Effective Date) and as a condition of Closing, Purchaser shall deliver to Seller or Seller’s Attorney the Purchase Funds as set forth in section 1.03 of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser represents and warrants to the Seller and covenants with the Seller, as follows as of the date hereof and as of the Closing Date:

Section 4.01

Organization, Standing and Power

.  Purchaser is duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Purchaser, a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or on the ability of Purchaser to consummate the Transactions (a “Purchaser Material Adverse Effect”).  Purchaser is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary and where the failure to so qualify would reasonably be expected to have a Purchaser Material Adverse Effect.  The Purchaser has delivered to the Seller true and complete copies of the Purchaser’s certificate of incorporation and bylaws, each as amended to the date of this Agreement (the “Purchaser Constituent Instruments”).

Section 4.02

Authority; Execution and Delivery

.  The execution and delivery by the Purchaser of this Agreement and the consummation by the Purchaser of the Transactions have been duly authorized and approved by the Board of Directors of the Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement and the Transactions. This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equity principles related to or limiting creditors’ rights generally and by general principals of equity.

Section 4.03

No Conflicts; Consents

. The execution and delivery by Purchaser of this Agreement, does not, and the consummation of Transactions and compliance with the terms hereof and thereof will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Purchaser under, any provision of (i) the Purchaser Constituent Instruments, (ii) any material Contract to which Purchaser is a party or by which any of its properties or assets is bound or (iii) subject to the filings and other matters referred to in, any material Judgment or material Law applicable to Purchaser or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.04

Compliance with Laws. To the best knowledge of Purchaser, it and each of its subsidiaries has at all times conducted its business in compliance with all applicable laws, regulations, ordinances and other requirements of all Governmental Bodies (including applicable federal, state and local laws, rules and regulations respecting occupational safety and health standards). Purchaser has not received any notice, advice, claim or complaint from any employee or Governmental Body that Purchaser or any subsidiary has not conducted, or is not presently conducting, its business and operations in accordance with all applicable laws and other requirements of Governmental Bodies.

Section 4.05

Authority; Binding Nature of Agreement. Purchaser has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; the execution, delivery and performance by Purchaser of this Agreement have been duly authorized by all necessary action on the part of Purchaser and its board of directors; and the approval of Purchaser’s shareholders is not required. This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. At the Closing, Purchaser will deliver to Seller such evidence of the authorization of its execution, delivery, and performance of this Agreement as Seller may reasonably request.

Section 4.06

No Additional Agreements

. The Purchaser does not have any agreement or understanding with the Seller with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

Section 4.07

Foreign Corrupt Practices

.  Neither the Purchaser, nor, to the Purchaser’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Purchaser has, in the course of its actions for, or on behalf of, the Purchaser (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 4.08

Full Disclosure. This Agreement, and all documents delivered by Purchaser to Seller in connection with the transactions contemplated herein, do not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER

The Seller represents and warrants to and for the benefit of Purchaser as follows as of the date hereof and as of the Closing Date:

Section

5.01

Right to Enter into Agreement. The Seller is duly organized, validly existing, and in good standing under the laws of Arizona and has the corporate power and authority to enter into this Agreement and dispose of, sell, transfer, convey, assign and deliver the Assets, as provided in Schedule 1.01 attached hereto and are free and clear of any liens, of any kind as provided herein.

Section

5.02

Organization, Standing and Power. The Seller is duly organized, validly existing and in good standing under the laws of Arizona and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Seller, a material adverse effect on the ability of the Seller to perform its obligations under this Agreement or on the ability of the Seller to consummate the Transactions (a “Seller Material Adverse Effect”).  The Seller is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary except where the failure to so qualify would not reasonably be expected to have a Seller Material Adverse Effect.

Section

5.03

Authority; Execution and Delivery. The Seller has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions.  The execution and delivery by the Seller of this Agreement and the consummation by the Seller of the Transactions have been duly authorized and approved by the Board of Directors of the Seller and no other corporate proceedings on the part of the Seller are necessary to authorize this Agreement and the Transactions.  When executed and delivered, this Agreement will be enforceable against the Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equity principles related to or limiting creditors’ rights generally and by general principals of equity.

Section 5.04

Tax Matters. All Tax Returns required to be filed by or on behalf of Seller with any governmental body in the United States of America with respect to any transaction occurring or any taxable period ending on or before the Closing Date (the “Seller Returns”) (i) have been timely filed or are not yet due, and (ii) have been accurately and completely prepared in compliance with all applicable Legal Requirements.

Section 5.05

Legal Proceedings. There is no pending Legal Proceeding, and, to the best of the knowledge of Seller, no Person has threatened to commence any Legal Proceeding: (i) that involves Seller or any of the Assets that, if decided against Seller, would have a Material Adverse Effect on the financial condition, business or properties of Seller; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.

Section 5.06

Assets. Seller has, and will have at the Closing, good, valid and marketable title to all of the Purchased Assets, free and clear of any liens. Seller has not sold, transferred, assigned or conveyed any of its right, title and interest, or granted or entered into any option to purchase or acquire any of its right, title or interest, in and to any of the Purchased Assets or its business. No third party has any option or right to acquire Seller’s business or any of the Purchased Assets.

Section 5.07

Real Property. Seller owns no real property.

Section 5.08

Compliance with Laws. To the best knowledge of Seller, it has at all time conducted its business in compliance with all applicable laws, regulations, ordinances and other requirements of all governmental bodies  (including applicable federal, state and local laws, rules and regulations respecting occupational safety and health standards). Seller has not received any notice, advice, claim or complaint from any employee or Governmental Body that Seller has not conducted, or is not presently conducting, its business and operations in accordance with all applicable laws and other requirements of governmental bodies.

Section 5.09

Authority; Binding Nature of Agreement. Subject only to the approval of its Members, Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Seller of this Agreement has been duly authorized by all necessary action on the part of Seller and its Managers and Members. Subject to the approval of Seller’s Members, this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. At the Closing, Seller will deliver to Purchaser such evidence of the authorization of Seller’s execution, delivery, and performance of this Agreement as Purchaser may reasonably request.

Section 5.10

Non-Contravention. Neither (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (ii) the consummation of any of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

(a)

contravene, conflict with or result in a violation of (i) any of the provisions of Seller’s articles of incorporation or bylaws, or (ii) any resolution adopted by Seller’s Members or Managers;

(b)

contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Seller, or any of the Purchased Assets is subject; or

(c)

contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Seller Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Seller Contract, (ii) accelerate the maturity or performance of any Seller Contract, or (iii) cancel, terminate or modify any Seller Contract.

Except for the required Member approval, Seller is not and will not be required to make any filing with or given any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of any of the transactions contemplated by this Agreement, except to the extent the consent of third parties may be required in connection with the assignment of the Purchased Assets and the Assumed Obligations and Leased Obligations.

Section 5.11

Intellectual Property.

(a)

Seller owns, free and clear of any encumbrance, or has the valid right to sell all Intellectual Property used by in the Business, as currently conducted. Seller has not received any written complaint, claim or notice alleging any such   infringement, violation or misappropriation. The Seller makes no representation of warranty in respect of any Intellectual Property, and the Purchaser confirms it has been allowed to conduct due diligence satisfactory to the Purchaser, and the Purchaser agrees that any intellectual property of the Seller is taken as-is.

(b)

Except as set forth on Schedule 5.12, Seller has no agreements with any Person pursuant to which Seller obtains rights to Intellectual Property material to the Business (other than software that is generally commercially available) that is owned by a Person other than Seller.

(c)

Seller has taken reasonable precautions (i) to protect its rights in its Intellectual Property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property, related to the Business and to Seller’s knowledge, there have been no acts or omissions by the managers, members, , employees and agents of Seller, the result of which would be to materially compromise the rights of Seller to apply for or enforce appropriate legal protection of Seller’s Intellectual Property.

Section 5.12

Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Seller.

Section 5.13

Title to Properties. The Seller does not own any real property.

Section 5.14

Undisclosed Liabilities. The Seller does not have any material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business and (ii) obligations under Contracts and commitments incurred in the ordinary course of business., which, in both cases, individually and in the aggregate would not be reasonably expected to result in a Seller Material Adverse Effect.

Section 5.15

Investment Company. The Seller is not, and is not an affiliate of, and immediately following the Closing will not have become, an “Investment Company” within the meaning of the Investment Seller Act of 1940, as amended.

Section 5.16

No Finder’s Fee

.  No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s, or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Seller.

Section 5.17

Full Disclosure. This Agreement, and all documents delivered by Seller to Purchaser in connection with the transactions contemplated herein, do not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii)omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading.  Purchaser has completed its due diligence investigation of Seller.

ARTICLE VI

DELIVERIES AND CONDUCT OF THE PARTIES AFTER CLOSING

Section 6.01

Deliveries of the Purchaser

.

(a)

At or prior to the Closing, the Purchaser shall deliver to the Seller:

(i)

 a copy of this Agreement executed by Purchaser;

(ii)

the Purchase Funds and Purchase Shares

(b)

Deliveries of the Seller

.  At or prior to the Closing, the Seller shall deliver to the

Purchaser:

(i)

a copy of this Agreement executed by Seller;

(ii)

any and all documentation relating to the assets being purchased hereunder as set forth through out this Agreement and not previously delivered, including specifically the formula, recipe and “know-how” relating to the manufacturing and production of B100%®;

(iii)

all of the Bills of Sale, deeds, assignments and other conveyance and transfer documentation required for conveyance of the Seller’ assets; and,

(iv)

a certificate from the Seller, signed by its authorized agent approving this Agreement and representing that the Representations and Warranties set forth in Section 6 hereof, are all true,   complete, and correct and remain in full force and effect.

Section 6.03

Cooperation. The Purchaser and the Seller will cooperate upon and after the Closing Date in effecting the orderly transfer of the Purchased Assets to the Purchaser. Without limiting the generality of the foregoing, the Seller, at the request of the Purchaser without additional consideration, but with reimbursement for all additional expenses incurred by the Seller preparing such documentation, will execute and deliver from time to time such further instruments of assignment, conveyance and transfer, will sign any documents necessary or useful to ensure that all of the right, title and interest in and to the Purchased Assets vests in the Purchaser, will cooperate in the conduct of litigation and the processing and collection of insurance claims, and will take such other actions as may reasonably be required to convey and deliver to the Purchaser more effective title to the Purchased Assets, or to confirm and perfect the Purchaser’s title thereto, as contemplated by this Agreement.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.

The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

Section 7.01

Accuracy of Representations. Each of the representations and warranties made by Seller in this Agreement and in each of the other agreements and instruments delivered to Purchaser and Purchaser in connection with the transactions contemplated by this Agreement shall have been materially accurate in all respects as of the date of this Agreement, and shall be materially accurate in all respects as of the Closing Date as if made on the Closing Date.

Section 7.02

Performance of Covenants. Each covenant or obligation that Seller is required to comply with or to perform at or prior to the Closing shall have been materially complied with.

Section 7.03

Consents. All Consents required to be obtained in connection with the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

Section 7.04

Agreements and Documents. Purchaser shall have received a certificate executed by Seller containing the representation and warranty of Seller that each of the representations and warranties set forth in Articles III and V are accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Article VI have been duly satisfied.

Section 7.05

Disclosure Schedules. The Seller shall have delivered the completed Disclosure Schedules to Purchaser prior to the Closing Date.

ARTICLE VIII

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.

The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

Section 8.01

Accuracy of Representations. Each of the representations and warranties made by Purchaser in this Agreement and in each of the other agreements and instruments delivered to Seller in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Closing Date as if made on the Closing Date.

Section 8.02

Performance of Covenants. All of the covenants and obligations that Purchaser is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

Section 8.03

Consents. All Consents required to be obtained in connection with the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

Section 8.04

Agreements and Documents. Seller shall have received a certificate executed by each of Purchaser, and containing the representation and warranty that each of the representations and warranties set forth in Articles III and IV are accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Article VII have been duly satisfied.

2 | Page

ARTICLE IX

MISCELLANEOUS

Section 9.01

Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at, or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

Section 9.02

Fees and Expenses. All fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by any party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) any investigation and review conducted by such party of the other party’s business (and the furnishing of information in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the transactions contemplated hereby shall be paid: (i) by Purchaser, if incurred by Purchaser; and (ii) by Seller, if incurred by Seller.

Section 9.03

Attorneys’ Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

Section 9.04

Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

If to the Purchaser (prior to the Closing), to:

Claridge Ventures, Inc.

3730 – 1015

4th Street, SW Calgary Alberta T3C 2Z1

Attention: Ken Edmundson

If to the Seller, to:

GPB International. LCC

20875 N. Pima Rd.,

#C4-240,

Scottsdale, Arizona  85255

Attention: Alan M. Smith

Section 9.05

Termination.

(a)

Termination of Agreement.  The Parties may terminate this Agreement as provided below:

(i)

The Purchaser may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Purchaser has notified the Seller of the breach, and the breach has continued without cure for a period of twenty days after the notice of breach;

(ii)

The Seller may terminate this Agreement by giving written notice to the Purchaser at any time prior to the Closing (A) in the event the Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Purchaser of the breach, and the breach has continued without cure for a period of twenty days after the notice of breach or (B) if the Closing shall not have occurred on or before October 31, 2012 by Seller

(b)

Effect of Termination.  If any Party terminates this Agreement pursuant to this Section 9.05 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party to consummate its obligations hereunder or to complete the transactions contemplated by this Agreement, except for any liability of any Party then in breach.

Section 9.06

Remedies

.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Seller will be entitled to specific performance under this Agreement.  The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 9.07

Interpretation

.  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

Section 9.08

Severability

.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

Section 9.09

Counterparts; Facsimile Execution

.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.  Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

Section 9.10

Entire Agreement; Third Party Beneficiaries

. This Agreement, taken together with the Exhibits and Schedules hereto, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the transactions and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

Section 9.11

Governing Law

. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.  Each of the parties hereto hereby irrevocably and unconditionally agrees (i) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Nevada and of the federal courts sitting in the State of Nevada, and (ii)(A) to the extent that such party is not otherwise subject to service of process in the State of Nevada, to appoint and maintain an agent in the State of Nevada as such party’s agent for acceptance of legal process and notify the other parties hereto of the name and address of such agent, and (B) to the fullest extent permitted by law, that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to (ii)(A) or (B) above shall have the same legal force and effect as if served upon such party personally within the State of Nevada.

Section 9.12

Assignment

.  To the fullest extent permitted by law, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties.  Any purported assignment without such consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 9.13

Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

Section 9.14

Waiver.

(a)

No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b)

No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 9.15

Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

[SIGNATURE PAGE FOLLOWS]

3 | Page

The parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

The Purchaser:

CLARIDGE VENTURES, INC.,

a Nevada corporation

By: /s/Kenneth Edmundson

      Name: Ken Edmundson

      Title: Chief Executive Officer

The Seller:

GPB INTERNATIONAL, LLC.,
an Arizona limited liability corporation

By: /s/Alan M. Smith

      Name: Alan M. Smith

      Title: Manager

4 | Page

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

CONSENT. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including from a Governmental Body).

CONTRACT. “Contract” shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

ENTITY. “Entity” shall mean any person or persons, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

GOVERNMENTAL BODY. “Governmental Body” shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city, local or other political subdivision.

LEGAL PROCEEDING. “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

LEGAL REQUIREMENT. “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitute, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a “Material Adverse Effect” on a Person if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in any Closing Certificate but for the presence of “Material Adverse Effect” or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on such Person’s business, condition, assets, liabilities, operations, financial performance or prospects.

PERSON. “Person” shall mean any individual, Entity or Governmental Body.

TAX. “Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

TAX RETURN. “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

EXHIBIT B

ALLOCATION OF PURCHASE PRICE

Asset Type	Item Description	Manufacturer	Model	Orig. Cost	Est. Value
IP	B100% Word Mark	GPB	USPTO 77962396	$12,500	$25,000
IP	B100% Logo Mark	GPB	USPTO 77962777	$12,500	$25,000
IP	Thirst for a Better World Word Mark	GPB	USPTO 85050919	$12.500	$25.000
IP	Thirst for a Better World Logo Mark	GPB	USPTO 85052819	$12,500	$25,000
IP	Bottle Design Patent	GPB	USPTO D655172S	$25,000	$50,000
IP	Water Formula (trade secret)	Glanbia	P60091	$50,000	$100,000
IP	Business Plan and Relationships	GPB	2012	$102.650	$195,000
IP	Artwork and Other Brand Assets	GPB	Various	$25,000	$50,000
IP	Domain names and other internet assets	GPB	Various	$3,800	$5,000

	Total			$256,450	$500,000

EXHIBIT C

BILL OF SALE AND ASSIGNMENT

KNOW ALL MEN BY THESE PRESENTS THAT, for value received, the undersigned, GPB International, LLC., an Arizona limited liability corporation (“Seller”), does hereby sell, assign, convey and transfer unto Claridge Ventures, Inc., a Nevada corporation (“Purchaser”), all of Seller’s right, title and interest in and to the property more particularly described on Schedule 1.01 attached hereto and made a part hereof.

Seller hereby warrants to Purchaser, its successors and assigns, that Seller is the rightful owner of the property conveyed; that Seller is conveying to Purchaser good and merchantable title to all of the property conveyed, free and clear of all liabilities, obligations, claims, and encumbrances of any kind or nature; and that Seller (and Seller’s successors and assigns) will warrant and defend this sale against the claims and demands of all persons whomsoever.

Seller hereby covenants and agrees that it will, at the request of Purchaser and without further consideration, execute and deliver, and will cause its employees to execute and deliver, such other instruments of sale, transfer, conveyance and assignment, and take such other action as may be reasonably necessary to vest in Purchaser, its successors and assigns, good and merchantable title to the property conveyed, free and clear of all liabilities, obligations, claims, and encumbrances of any kind or nature and to put Purchaser in control and possession thereof.

Seller does hereby irrevocably constitute Purchaser, its successors and assigns, as Seller’s true and lawful attorney-in-fact, with full power of substitution, in Seller’s or Purchaser’s name, to claim, demand, collect and receive the property conveyed.

This instrument shall be binding on Seller and its successors and assigns, and shall inure to the benefit of Purchaser and its successors and assigns.

Dated this ___day of ________, 2012.

SELLER:

GPB INTERNATIONAL, LLC

By:____________________________

Its:____________________________

SCHEDULE 1.01

ASSETS PURCHASED

1)     B100% Word Mark: USPTO Serial Number 77962396

2)      B100% Logo Mark: USPTO Serial Number 77962777

3)      Thirst for a Better World Word Mark: USPTO Serial Number 85050919

4)      Thirst for a Better World Logo Mark: USPTO Serial Number 85052819

5)      Bottle Patent: USPTO Serial Number D655172S

6)      Water Formula: Vendor –Glanbia, Product Code - P60091 (the formula is held as a trade secret)

7)      Business Plans and relationships (eg. distributors, bottle preform manufacturers, bottlers)

8)      Artwork and other Brand Assets (eg. labels, neck hangers, in-store marketing tools)

9)     All Domain names, internet hosting and other internet assets, contracts and relationships

SCHEDULE 1.02

ASSUMED OBLIGATIONS

Purchaser does not assume any Liabilities of Seller whatsoever. Seller has paid or made arrangement for payment of all other debts and Liabilities known to either of them and incurred in connection with the transaction of the Business and due and payable prior to the Closing Date. The parties intend that Purchaser shall acquire ownership of the Acquired Assets free and clear of all Liens and Third Party Claims (whether private, governmental or otherwise) whatsoever, and Seller represents and warrants that such sale shall be accomplished without expense or Liability for any such Third Party Claims to Purchaser.

i)

Excluded Liabilities. Purchaser shall not assume or become liable for, and shall not, by execution or performance of this Agreement, purchase of the Acquired Assets or otherwise, become responsible for, be liable with respect to and otherwise be obligated to pay, perform, discharge or guaranty any Liability or obligation of Seller (whether fixed, absolute, contingent, known, unknown, direct, indirect or otherwise) arising prior to the Closing Date, all of which Liabilities, debts and obligations Seller agrees to promptly pay or discharge  including, without limitation, the following (the “Excluded Liabilities”):

ii)

Any Liability or obligation of Seller for any federal, state, provincial, local and foreign Taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable.

iii)

Any Claims, acts, errors, omissions, Losses, costs or Liabilities with respect to Seller, the Acquired Assets, Seller’s trade practices or the Business as conducted by Seller arising or accruing or based on the operation of the Business prior to the Closing Date or otherwise based on any acts or omissions of Seller made at any time thereafter including, but not limited to, unpaid salary, products liability, environmental, tort, antitrust, workers’ compensation liability, employment practices liability, unfair competition, business practices liability and similar Claims.

iv)

Any Liabilities arising out of, or incurred in connection with or related to the ownership of the Excluded Assets.

v)

Any Liabilities arising out of or in connection with any Indebtedness of Seller for borrowed money.

vi)

Any inter-company accounts payable.

vii)

Any loans outstanding made by Seller or other Indebtedness of Seller as of the date hereof to any Person.